EXHIBIT 3.1
LIMITED LIABILITY COMPANY AGREEMENT
OF
CAPITAL AUTO RECEIVABLES LLC

Limited Liability Company Agreement
of
Capital Auto Receivables LLC
     This Limited Liability Company Agreement (the “Agreement”) of Capital Auto Receivables LLC (the “Company”) is made and entered into as of October 20, 2006, by GMAC LLC, a Delaware limited liability company, as the sole member (the “Member”).
     WHEREAS, Capital Auto Receivables, Inc. (“CARI”) was incorporated as a Delaware corporation on November 6, 1992;
     WHEREAS, by unanimous written consent, the board of directors of CARI adopted a resolution adopting and approving the conversion of CARI to a Delaware limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of CARI, pursuant to Sections 141(f) and 266 of the General Corporation Law of the State of Delaware (the “GCL”);
     WHEREAS, by written consent, the sole stockholder of CARI adopted and approved the conversion of CARI to a limited liability company and the adoption of this Agreement pursuant to Sections 228 and 266 of the GCL;
     WHEREAS, on October 20, 2006, CARI was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) and Section 266 of the GCL (the “Conversion”), by causing the filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) of a Certificate of Conversion to Limited Liability Company (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate of Formation”); and
     WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of CARI is admitted as a member of the Company owning 100% of the limited liability company interests in the Company.
     NOW, THEREFORE, the Member declares as follows:
ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION
     SECTION 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Act.
     “Act” shall have the meaning ascribed to such term in the recitals to this Agreement.
     “Agreement” means this Limited Liability Company Agreement, including any actions amending, modifying or supplementing this Limited Liability Company Agreement.
     “Board” means the Board of Directors of the Company.
     “CARI” shall have the meaning ascribed to such term in the recitals to this Agreement.

     “Certificate of Conversion” shall have the meaning ascribed to such term in the recitals to this Agreement.
     “Certificate of Formation” shall have the meaning ascribed to such term in the recitals to this Agreement.
     “Company” shall have the meaning ascribed to such term in the preamble to this Agreement.
     “Covered Persons” shall have the meaning ascribed to such term in Section 7.1.
     “Delaware Secretary of State” shall have the meaning ascribed to such term in the recitals to this Agreement .
     “Directors” means the Persons elected to the Board from time to time by the Member, in their capacity as directors of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
     “Financing Agreements” shall have the meaning ascribed to such term in Section 2.2(a)(vii).
     “GMAC” means the Member.
     “Holdco” shall have the meaning ascribed to such term in Section 2.2(a)(v).
     “Holdco Securities” shall have the meaning ascribed to such term in Section 2.2(a)(v).
     “Member” means GMAC LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company. The term “Member” shall not include the Special Member.
     “Obligations” means the Securities and the indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents or any related document in effect as of any date of determination.
     “Officer” means the Persons appointed hereunder or by the Board from time to time in accordance with this Agreement, in their capacity as officers of the Company.
     “Person” means a natural person, partnership (whether general or limited), corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Rating Agency” means each rating agency which has been requested by the Company or by a Trust or Holdco in which the Company holds a beneficial interest and which is then rating such class or classes of Securities.

     “Receivables” shall have the meaning ascribed to such term in Section 2.2(a)(i).
     “Securities” means Trust Securities and Holdco Securities.
     “Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 3.2, a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
     “Transaction Documents” means any Financing Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.
     “Trusts” shall have the meaning ascribed to such term in Section 2.2(a)(iii).
     “Trust Securities” shall have the meaning ascribed to such term in Section 2.2(a)(iv).
     SECTION 1.2 Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.
ARTICLE II
ORGANIZATION
     SECTION 2.1 Certificates and Qualification. Cathy L. Quenneville, as an authorized person within the meaning of the Act, executed, delivered and filed the Company’s Certificate of Formation and Certificate of Conversion with the Delaware Secretary of State. These actions as an “authorized person” within the meaning of the Act are hereby ratified and confirmed. The Member is hereinafter designated as the “authorized person” for the Company. The Member may qualify the Company, or register the Company under assumed or fictitious name statutes or similar laws, in any other jurisdiction in which the Company transacts or proposes to transact business and where such qualification or registration is required or desirable. The Member or any duly authorized agent of the Company may execute, deliver and file any certificates and other documents and take any and all actions as may be necessary or desirable to obtain such qualification or registration.
     SECTION 2.2 Purposes. (a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in the following activities:
                  (i) to acquire from time to time retail installment sales contracts, leases and other sale contracts and installment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles, notes secured by any of the foregoing, proceeds from claims on insurance policies related thereto, and related rights (collectively, “Receivables”);

                  (ii) to acquire, own, hold, service, sell, assign, pledge, invest, lend and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, cash, marketable securities and any proceeds or further rights associated with any of the foregoing;
                  (iii) to transfer Receivables to trusts it has established (“Trusts”) or to other purchasers of, or lenders secured by, Receivables (collectively, together with Trusts, “Financing Parties”);
                  (iv) to purchase and sell any series or class of certificates, notes or other securities issued by any Trust (collectively, the “Trust Securities”) and, to the extent permitted by Section 4.9, to incur, assume or guaranty any indebtedness;
                  (v) to deposit or transfer, or direct the deposit or transfer of, Trust Securities to trusts, limited liability companies, corporations or other entities (collectively, “Holdcos”) and to own membership interests in, or other equity or additional securities issued by, any such Holdco (collectively, such membership interests and other securities being “Holdco Securities”);
                  (vi) to hold and enjoy all of the rights and privileges as the owner or otherwise of any Securities;
                  (vii) to perform its obligations under any trust agreement, pooling and servicing agreement, sale and servicing agreement, purchase and sale agreement, indenture or similar agreement related to Receivables or to any Financing Party (“Financing Agreements”); and
                  (viii) to engage in any other activity and to exercise any powers permitted to limited liability companies under the Act that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
          (b) The Company is hereby authorized to execute, deliver and perform, and the Member, any Director or any Officer on behalf of the Company is hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements or certificates contemplated thereby or related thereto, including, without limitation, those documents contemplated by Section 2.2(a)(vii), all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement (except as provided in Section 4.9). The foregoing authorization shall not be deemed a restriction on the powers of the Member, any Director or any Officer to enter into other agreements on behalf of the Company to the extent permitted under clause (a) above.
     SECTION 2.3 Principal Office; Registered Agent.
          (a) The principal office of the Company shall be located at 200 Renaissance Center, 12th Floor, Detroit, Michigan 48265 or such other place as the Member may select from time to time.

          (b) The registered office of the Company and registered agent for service of process will be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal business office, registered office and registered agent of the Company may be changed by the Member from time to time in accordance with the then applicable provisions of the Act.
     SECTION 2.4 Existence. Pursuant to Section 18-214 of the Act, the existence of the Company shall constitute a continuation of the existence of CARI in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as CARI. The separate legal existence of the Company shall continue until the cancellation of the Certificate of Formation as provided in the Act.
ARTICLE III
MEMBERS; SPECIAL MEMBERS
     SECTION 3.1 Member. Effective as of the Conversion of CARI to the Company, GMAC LLC is hereby automatically admitted as the Member. The mailing address of the Member is set forth on Schedule I.
     SECTION 3.2 Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.3, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.4), each Person acting as an Independent Director shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Director shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Director shall not be a member of the Company.

ARTICLE IV
MANAGEMENT
     SECTION 4.1 Responsibility; Meetings of the Member; Delegation of Responsibility to a Board of Directors; Delegation of Responsibility to a Committee.
          (a) Subject to Section 4.9, the business and affairs of the Company shall be managed by the Member. The Member of the Company is not required to hold an annual meeting. The Member may act by written consent.
          (b) At the Member’s sole discretion, the Member may delegate the management of the business and affairs of the Company to the Board, consisting of one or more persons selected by the Member or as provided in Section 4.2. Subject to Section 4.9, whether to delegate management to a Board and, if so, the composition of the Board, shall be determined from time to time by the Member or as provided in Section 4.2. The Member has determined to delegate management responsibility to the Board until such time as the Member, in its sole discretion, determines otherwise; provided, however, that, so long as any Obligation is outstanding, management of the Company shall at all times be delegated to the Board which, at all times, shall include at least one Independent Director. The initial members of the Board shall consist of those individuals listed on Exhibit A attached hereto.
          (c) The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, consisting of one or more of the Directors of the Company, to be committees of the Board (“Committees”). Subject to Section 4.9, to the extent provided in any resolution of the Board (and to the extent permissible under the laws of the State of Delaware) any such Committee shall have and may exercise all the powers and authority delegated by the Board in the management of the business and affairs of the Company. The members of such Committees may be elected at such time as the Board may determine. Vacancies in any Committee may be filled at such time and in such manner as the Board shall determine. Except to the extent otherwise provided in this Agreement or any resolution of the Board, each Committee may fix its own rules of procedure.
     SECTION 4.2 Election; Resignation; Vacancies. The Member shall elect Directors, each of whom shall hold office for a term commencing on the date of such action by the Member, or such later date as shall be determined by the Board, and ending upon the election and qualification of their successors. Any Director may resign at any time upon written notice to the chairman of the Board or to the secretary. Any vacancy occurring in the Board for any reason may be filled by the Member or action of a majority of the remaining Directors, despite that such majority is less than a quorum. Each Director so elected shall hold office concurrent with the term of other Directors or until his successor is elected and qualified. Subject to Section 4.9 and 4.1 and notwithstanding the foregoing, the Member may, in its sole and absolute discretion, remove one or more of the Directors at any time, for any reason, with or without cause.
     SECTION 4.3 Regular Meetings. Unless otherwise determined by resolution of the Board, a meeting of the Board for the election of officers and the transaction of such other business as may come before it shall be held annually, and other regular meetings of the Board shall be held as often as the Board may determine.

     SECTION 4.4 Special Meetings. Special meetings of the Board may be called by the Member, the chairman of the Board or the president, and shall be called by the secretary at the request in writing of one-third of the Directors then in office. Notice of a special meeting of the Board shall be given at least twenty-four hours before the special meeting.
     SECTION 4.5 Quorum; Vote Required for Action. Subject to Section 4.9, at all meetings of the Board, one-third of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Act, the Certificate of Formation or this Agreement otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
     SECTION 4.6 Organization.
          (a) The Board shall annually elect one of its Directors to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may but need not be an officer of or employed in an executive or any other capacity by the Company.
          (b) The Chairman of the Board shall preside at meetings of the Board and lead the Board in fulfilling its responsibilities as defined in Section 4.1 and, in particular, its responsibilities to oversee the performance of the Company and of the executive management of the Company.
          (c) The Board may also elect one of its Directors as Vice Chairman of the Board who shall have such duties and responsibilities as are provided by this Agreement or may be directed by the Board or the Chairman of the Board.
          (d) In the absence of the Chairman of the Board, the Vice Chairman, or in his or her absence, a Director selected by the Directors present, shall preside at meetings of the Board. The secretary of the Company shall act as secretary of the meetings of the Board, but in his or her absence the presiding officer may appoint a secretary for the meeting.
     SECTION 4.7 Informal Action by Directors. Unless otherwise restricted by the Act, the Certificate of Formation, the Certificate of Conversion or this Agreement, any action required or permitted to be taken at any meeting of the Board, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.
     SECTION 4.8 Telephonic Meetings Permitted. Directors of the Board or any Committee designated by the Board may participate in a meeting of the Board or such Committee by means of telephone or video conference call or similar communications whereby all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision shall constitute presence by such person at such meeting.
     SECTION 4.9 Limitations on the Company’s Activities. A. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of each trustee from time to time (the “Trustees”) under the Financing Agreements (or any supplements thereto) involving a Trust or of each Holdco, purchaser or lender so designated in any other Financing Agreement, which in either case are then in effect, nor without the affirmative vote of 100% of the Independent Directors, do any of the following (unless and to the extent that any such Financing Agreement expressly permits the Company to take such action without the consent of the related Trustee, purchaser or lender):
          (a) engage in any business activity other than those set forth in Section 2.2;
          (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness incurred or guaranteed in connection with the issuance of Securities; (ii) indebtedness to GMAC or any affiliate thereof incurred or guaranteed in connection with the acquisition of Receivables, which indebtedness will provide that for so long as any Securities are outstanding, such indebtedness will only be payable to the extent the Company has available cash to pay such indebtedness; and (iii) indebtedness where the person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the Company in respect to such obligations, and that such obligations shall not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations, in each case for one year after all Securities (other than Securities held by the Company) are paid in full;
          (c) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part; or
          (d) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless: (a) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Company in connection with the indebtedness of the Company, and has a Certificate of Formation, limited liability company agreement, Certificate of Incorporation or other comparable organizational document containing provisions identical to the provisions of Section 2.2 and 4.9 of this Agreement; and (b) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Company or any agreements relating to such indebtedness.
          Notwithstanding any other provision of this Agreement and any other provision of law that otherwise so empowers the Company, the Company shall not, and the Member, Board and officers shall not permit the Company to, without the prior unanimous written consent of the Member and the affirmative vote of the Board (including 100% of the Independent Directors), institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such action.
     To the fullest extent permitted by law, including Section 18-1101(c) of the Act, Independent Directors shall consider the interests of the Member and holders of the Company’s rated indebtedness in determining whether to vote for or against actions contemplated by Sections 4.9A(c) or (d) or 4.9B.
     SECTION 4.10 Activities. The Board shall cause the Company to:
          (a) maintain its own books of account and records separate from the Member or any other Person;
          (b) avoid commingling or pooling of its accounts, funds, other assets or liabilities with those of the Member or any other Person, except with respect to the temporary commingling of collections and except with respect to the Member’s or its Affiliates’ retention of certain books and records of the Company and except to the extent that the provisions of the Transaction Documents permit such commingling;
          (c) conduct its own business solely in its own name;
          (d) maintain financial statements separate from the Member or any other subsidiary or Affiliate of the Member or any Person;
          (e) pay its own operating expenses and liabilities from its own funds, except that GMAC may pay the organizational expenses of the Company hereunder as well as a portion of expenses incurred by the Company in connection with transactions carried out pursuant to Financing Agreements; provided, however, that the foregoing shall not require the Member to make any additional capital contributions;
          (f) pay the salaries and expenses of its own employees, Officers and Directors and maintain a sufficient number of the same in light of its contemplated business operations;
          (g) maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of the Member or any other Person, including any other subsidiary or Affiliate of the Member, and pay its own liabilities out of its own funds; provided, however, that the foregoing shall not require the Member to make any additional capital contributions;
          (h) observe requirements of the Act, the Company’s Certificate of Formation and Certificate of Conversion, and this Agreement;
          (i) maintain an arm’s length relationship with its Affiliates and the Member;
          (j) except as contemplated by Section 4.9, not guarantee or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others, or acquire equity securities of its partners, members or shareholders;

          (k) except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person or make any loans or advances to any Person;
          (l) use separate stationery and invoices;
          (m) preserve its limited liability company form and hold itself out to the public and all other Persons as a legal entity separate from the Member and all other Persons;
          (n) correct any known misunderstanding regarding its separate identity;
          (o) maintain adequate capital in light of its contemplated business operations; provided, however, that the foregoing shall not require the Member to make any additional capital contributions; and
          (p) readily identify and allocate fairly and reasonably any sharing of overhead expenses between the Company and the Member.
          Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.
     SECTION 4.11 Definitions of Certain Terms. For purposes of this Agreement, the following terms shall have the meaning set forth in this Section 4.11:
          (a) An “Independent Director” shall be an individual who currently (or within the five years immediately prior to such individual’s appointment as an Independent Director): (i) other than as Independent Director, is not and has not been employed by GMAC LLC or any of its subsidiaries or affiliates as a director, officer or employee; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to GMAC LLC or any of its subsidiaries and affiliates; (iii) is not affiliated with a significant customer or supplier (other than a corporate services company supplying independent directors and other services) of GMAC LLC or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which GMAC LLC or any of its subsidiaries and affiliates is a significant customer or supplier; (v) does not have significant personal services contract(s) with GMAC LLC or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from GMAC LLC or any of its subsidiaries or affiliates; (vii) is not the beneficial owner at the time of such individual’s appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of General Motors Corporation the value of which constitutes more than 5% of such individual’s net worth; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii); notwithstanding anything contained in clauses (i) through (viii) above, any Independent Director may serve or have served as an independent director of one or more additional limited purpose corporations or other entities organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in automotive assets or receivables originated, owned or serviced by GMAC LLC or any of its affiliates.

          (b) An “affiliate” of a person, or a person “affiliated with,” a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.
          (c) The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.
          (d) The term “person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on December 1, 1992.
          (e) A “subsidiary” of GMAC LLC shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by GMAC LLC.
          (f) A person shall be deemed to be, or to be affiliated with a company or firm that is a “significant advisor or consultant to GMAC LLC or any of its subsidiaries or affiliates” if he, she or it, as the case may be, received or would receive fees or similar compensation from GMAC LLC or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which GMAC LLC and its subsidiaries received for the sale of their products and services during the last fiscal year of GMAC LLC, (B) 5% of the gross revenues of the person during the last calendar year, if such person is a self-employed individual and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director’s fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.
          (g) A “significant customer of GMAC LLC or any of its subsidiaries or affiliates” shall mean a customer from which GMAC LLC and any of its subsidiaries or affiliates collectively in the last fiscal year of GMAC LLC received payments in consideration for the products and services of GMAC LLC and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of GMAC LLC and its subsidiaries during such fiscal year.
          (h) A “significant supplier of GMAC LLC or any of its subsidiaries or affiliates” shall mean a supplier to which GMAC LLC and any of it subsidiaries or affiliates collectively in the last fiscal year of GMAC LLC made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of GMAC LLC and its subsidiaries during such fiscal year.
          (i) GMAC LLC or any of its subsidiaries and affiliates shall be deemed a “significant customer” of a company if GMAC LLC and any of its subsidiaries and affiliates collectively were the direct source during such company’s last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.
          (j) GMAC LLC or any of its subsidiaries and affiliates shall be deemed a “significant supplier” of a company if GMAC LLC and any of its subsidiaries and affiliates collectively received in such company’s last fiscal year payments from such company in excess of 5% of the gross revenue which such company received during such fiscal year for the sale of its products and services.
          (k) A person shall be deemed to have “significant personal services contract(s) with GMAC LLC or any of its subsidiaries or affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with GMAC LLC and any of its subsidiaries or affiliates exceeded or would exceed 5% of his or her gross revenues during the last calendar year.
          (l) A tax-exempt entity shall be deemed to receive “significant contributions from GMAC LLC or any of its subsidiaries or affiliates” if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from GMAC LLC or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of GMAC LLC and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.
     This Section 4.11 shall not be amended, altered or repealed without either the written consent or confirmation of each Rating Agency. The applicable Rating Agency shall either consent to the proposed amendment, alteration or repeal or shall confirm that the amendment, alteration, or repeal will not result in a qualification, withdrawal or downgrade of any ratings on outstanding securities that were assigned at the request of the Company.
ARTICLE V
BOOKS, RECORDS AND ACCOUNTING
     SECTION 5.1 Books and Records. The Company shall maintain complete and accurate books and records of its business and affairs as required by the Act. The Member shall have complete access to all books and records of the Company at the Company’s principal office during normal business hours.
     SECTION 5.2 Fiscal Year; Accounting. The Company’s fiscal year shall be the calendar year.
     SECTION 5.3 Signatures on Checks and Negotiable Instruments. All checks, drafts, bills of exchange, acceptances, promissory notes, and other negotiable instruments made, accepted, or endorsed by the Company, and all bonds, stocks, and other securities owned or held by the Company, on transfer and delivery for sale or otherwise, shall, as to either execution, endorsement or both, be signed in such manner as the Member, the Board or any Committee thereof, may from time to time direct.

ARTICLE VI
OFFICERS
     SECTION 6.1 Elected Officers. The officers of the Company shall be elected by the Board. There shall be a president, one or more vice presidents, a secretary, one or more assistant secretaries, a general counsel and a chief tax officer. The Board may also elect persons to hold such other offices as the Board shall determine, including one or more executive vice presidents and group vice presidents. The president shall have the powers, authority and responsibilities provided by this Agreement. The officers, other than the president, shall each have, in addition to the powers, authority and responsibilities of those officers otherwise provided herein, such powers, authority and responsibilities as the Board or the president may determine. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the Board, or until their earlier resignation. The Officers of the Company are set forth in Exhibit B hereto.
     SECTION 6.2 President. The president shall have the general executive responsibility for the conduct of the business and affairs of the Company. He shall exercise such other powers, authority and responsibilities as the Board may determine. In the absence of or during the physical disability of the president, the Board shall designate an officer who shall have and exercise the powers, authority and responsibilities of the president.
     SECTION 6.3 Secretary. The secretary shall keep the minutes of all meetings of the Member and Directors. He shall give all required notices and shall have charge of such books and papers as the Board may require. He shall submit such reports to the Board or as the Board may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.
     SECTION 6.4 Subordinate Officers. The Board may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant controllers, and such other subordinate officers as the Board may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the Board may from time to time determine. The Board may grant to the president the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the Board, the president and any other officer to whom such subordinate officer reports. In the interval between annual meetings of the Board, the president shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the Board immediately following the annual meeting of the Member.
     SECTION 6.5 Resignation, Removal, Suspension and Vacancies.
          (a) Any officer may resign at any time by giving written notice to the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

          (b) Any officer elected by the Board may be suspended or removed at any time by the affirmative vote of a majority of the whole Board. Any subordinate officer of the Company appointed by the Board, or the president, may be suspended or removed at any time by a majority vote of a quorum of the Board or by the president or any other officer to whom such subordinate officer reports.
          (c) The president may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the Board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.
          (d) As appropriate, the Board and/or the president may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.
ARTICLE VII
INDEMNIFICATION
     SECTION 7.1 Right to Indemnification. Subject to the other provisions of this Article VII, the Company shall indemnify and advance expenses to every Special Member, Director and officer (and to such person’s heirs, executors, administrators or other legal representatives) (collectively, the “Covered Persons”) in the manner, and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of any such Covered Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such Covered Person was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such Covered Person is or was a Special Member, Director or officer of the Company, or is or was serving at the request of the Company as a Special Member, Director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.
     SECTION 7.2 Advancement of Expenses. The Company shall, to the fullest extent permitted by law, pay the expenses of any Covered Person incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a Covered Person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.
     SECTION 7.3 Claims by Covered Persons. If a claim for indemnification or advancement of expenses by a Covered Person under this Article VII is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the

Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.
     SECTION 7.4 Indemnification of Employees. Subject to the other provisions of this Article VII, the Company may indemnify and advance expenses to every employee who is not a Director or officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the Company, or is or was serving at the request of the Company as a Director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not officers and Directors shall be made in such manner as is provided by applicable law. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.
     SECTION 7.5 Advancement of Expenses of Employees. To the fullest extent permitted by law, the advancement of expenses of an employee who is not an officer or Director shall be made by or in the manner determined by the Board.
     SECTION 7.6 Non-Exclusivity Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Agreement, action of the Member or disinterested Directors or otherwise.
     SECTION 7.7 Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.
     SECTION 7.8 Insurance. The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Directors, officers and employees under the provisions of this Article VII; and (b) to indemnify or insure Directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VII.
     SECTION 7.9 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          Notwithstanding any other provision of this Agreement, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Article VII unless the Company has received funds or has funds on hand which may be used to make such payment and which funds are not required to repay any other Obligations of the Company when due. To the fullest extent permitted by law, any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or obligation of, the Company.
ARTICLE VIII
BANKRUPTCY; WAIVER OF PARTITION
     SECTION 8.1 [RESERVED].
     SECTION 8.2 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or, to the fullest extent permitted by applicable law, to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of creditor with respect to any distribution pursuant to this Agreement. The interest of the Member in the Company is personal property.
     SECTION 8.3 Assignments. The Member, with the unanimous approval of the Board of Directors (including the Independent Directors), may assign all of its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 8.3, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger of consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution. The Member shall provide prior written notice of any proposed assignment to each Rating Agency then rating any Security that remains outstanding but only if such rating was initially provided at the request of the Company, any Trust or Holdco, or an affiliate thereof.
     SECTION 8.4 Resignation. So long as any indebtedness of the Company is outstanding, the Member may not resign. If the Member is permitted to resign pursuant to this Section 8.4, an additional Member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.
     SECTION 8.5 Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the written consent of the Member and upon execution of a counterpart to this Agreement.
     SECTION 8.6 Dissolution.
          (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.3, or (ii) the resignation of the Member and the admission of an additional Member of the Company pursuant to Section 8.4), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.
          (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
          (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.
          (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided, that in the event of dissolution, the Company shall not liquidate any asset that is securing any obligation of the Company that has been rated by one or more rating agencies at the request of the Company, unless the Company has obtained the consent of each holder of such rated obligation (and except that such asset shall continue to be serviced in the ordinary course).
          (e) The Company shall terminate when (i) all of the assets of the Company, after payment or other satisfaction of the Obligations and all other debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.
ARTICLE IX
MISCELLANEOUS
     SECTION 9.1 Notice. Any notice required to be given by this Agreement may be given personally, by facsimile or in writing by delivery through United States postal system in a postpaid envelope directed to such address as appears in the records of the Company. Such notice shall be deemed to be given at the time of mailing, except as otherwise provided in this Agreement. In addition, except as otherwise required by law or this Agreement, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.
     SECTION 9.2 Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Member or Directors need be specified in any written waiver of notice.
     SECTION 9.3 Form of Records. Any records maintained by the Company in the regular course of its business, including its books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.
     SECTION 9.4 Amendment of this Agreement. Except as otherwise provided in this Agreement or the Act, the Member shall have the power to adopt, amend or repeal this Agreement, in its sole discretion. Notwithstanding the foregoing, the Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal Sections 2.2, 4.1(b), 4.9, 4.10, 8.2 or 8.3 of this Agreement (including the defined terms contained in such sections) without the unanimous written consent of the Board (including all Independent Directors). Independent Directors shall consider the interests of the Member and holders of the Company’s rated indebtedness in determining whether to vote for or against any such amendment. The Member shall provide prior written notice of any proposed amendment to Sections 2.2, 4.1(b), 4.9, 4.10, 8.2 or 8.3 to each Rating Agency then rating any Security that remains outstanding but only if such rating was initially provided at the request of the Company, any Trust or Holdco, or an affiliate thereof. Subject to this paragraph, the Member reserves the right to amend, alter, change or repeal any other provisions contained in this Agreement in accordance with Section 9.4.
     SECTION 9.5 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.
     SECTION 9.6 Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
     SECTION 9.7 Capital Contributions. In accordance with Section 3.2, the Special Members shall not be required to make any capital contributions to the Company.
     SECTION 9.8 Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule I of this Agreement to reflect such contributions. The provisions of this Agreement, including this Section 9.8, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
     SECTION 9.9 Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Transaction Document.

     SECTION 9.10 Tax Classification. Notwithstanding any other provision of this Agreement, no Member shall take any action inconsistent with the classification as a disregarded entity for purposes of Treasury Regulation 301.7701-3.
     SECTION 9.11 Other Business. Notwithstanding any duty otherwise existing at law or equity, the Member, the Special Member or any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
     SECTION 9.12 Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.
     SECTION 9.13 Article and Section Headings. The headings in this Agreement are inserted for clarification and identification only, and are in no way intended to describe, interpret, define or limit the scope or intent of any of the provisions of this Agreement.
     SECTION 9.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws principals).
     SECTION 9.15 Construction. As noted in Section 4.1, the Member has delegated responsibility for management of the Company to the Board. Subject to Section 4.9, if at any time, however, the Member decides to disband the Board and resume management of the Company, then all references to “Board” or “Board of Directors” herein will be deemed to be references to the Member, where appropriate.
     SECTION 9.16 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.
     IN WITNESS WHEREOF, the parties hereto make and execute this Agreement as of the date first above written.

GMAC LLC
By:	/S/ C.L. QUENNEVILLE
	Name:	C. L. Quenneville
	Title:	Secretary

INDEPENDENT DIRECTOR
By:	/S/ RICHARD E. DAMMAN

EXHIBIT A
BOARD OF DIRECTORS
Sanjiv Khattri, Chairman
Paul D. Bull
Eric A. Feldstein
William F. Muir
Cynthia A. Ranzilla
Barbara J. Stokel
Jerome B. Van Orman, Jr.
Richard E. Damman
Gunter Dufey

A-1

EXHIBIT B
OFFICERS

William F. Muir	President
Paul D. Bull	Vice President
Cynthia A. Ranzilla	Vice President
Barbara J. Stokel	Vice President
Jerome B. Van Orman, Jr.	Vice President
Carl J. Vannatter	Vice President
Nancy L. Bugg	Vice President
Cathy L. Quenneville	Secretary
Donna M. DiCicco	Assistant Secretary
Barbara Taylor	Assistant Secretary
Richard V. Kent	General Counsel
William J. McGrane	Controller

B-1

SCHEDULE I
MEMBER

Name	Mailing Address	Interest
GMAC LLC	200 Renaissance Center 12th Floor Detroit, Michigan 48265	100%

AMENDMENT NO.1 to LIMITED LIABILITY COMPANY AGREEMENT
     This AMENDMENT NO. 1 to LIMITED LIABILITY COMPANY AGREEMENT OF CAPITAL AUTO RECEIVABLES LLC, dated as of November 20, 2006 (this “Amendment”), is by GMAC LLC, a Delaware limited liability company, as sole member of Capital Auto Receivables LLC (“GMAC”).
RECITALS:
     Reference is made to the Limited Liability Company Agreement of Capital Auto Receivables LLC, dated as of October 20, 2006 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.
     Pursuant to Section 9.4 of the Agreement, GMAC desires to amend Section 9.10 of the Agreement.
     NOW, THEREFORE, intending to be bound, GMAC agrees as follows:
ARTICLE X      AMENDMENT TO THE AGREEMENT.
     SECTION 10.1 Amendment of Section 9.10. Section 9.10 is hereby amended and restated in its entirety to read as follows: “[RESERVED]”.
ARTICLE XI      MISCELLANEOUS PROVISIONS.
     SECTION 11.1 Effectiveness. This Amendment shall apply as of November 20, 2006.
     SECTION 11.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically or by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 11.3 Governing Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 11.4 Effect of the Amendment. Except as specifically amended herein, the Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Servicing Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
* * * *

     IN WITNESS WHEREOF, GMAC has caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GMAC LLC,
By:	/S/ CARL V ANNATTER
	Name:	Carl Vannatter
	Title:	Director - Global Securitization

S-1-